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                          ACACIA RESEARCH CORPORATION

                             1996 STOCK OPTION PLAN
                          (as amended March 30, 1998)
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                               TABLE OF CONTENTS

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ARTICLE I.  THE PLAN......................................................     1
    Section 1.1  Purpose..................................................     1
    Section 1.2  Administration and Authorization; Power and Procedure....     1
    Section 1.3  Participation............................................     2
    Section 1.4  Shares Available for Awards..............................     2
    Section 1.5  Grant of Awards..........................................     3
    Section 1.6  Award Period.............................................     3
    Section 1.7  Exercise and Vesting of Awards...........................     3
    Section 1.8  No Transferability.......................................     3

ARTICLE II.  KEY EMPLOYEE OPTIONS.........................................     4
    Section 2.1  Grants...................................................     4
    Section 2.2  Option Price.............................................     4
    Section 2.3  Limitations on Grant and Terms of Incentive Stock
                 Options..................................................     5
    Section 2.4  Limits on 10% Holders....................................     6
    Section 2.5  Option Repricing/Cancellation and Regrant................     6
    Section 2.6  Limit on Grants to any Individual........................     6

ARTICLE III.  NON-EMPLOYEE DIRECTOR OPTIONS...............................     6
    Section 3.1  Participation............................................     6
    Section 3.2  Annual Option Grants.....................................     6
    Section 3.3  Option Price.............................................     7
    Section 3.4  Option Period............................................     7
    Section 3.5  Exercise of Options......................................     7
    Section 3.6  Termination of Directorship..............................     7
    Section 3.7  Adjustments..............................................     7
    Section 3.8  Acceleration Upon a Change in Control Event..............     7

ARTICLE IV.  OTHER PROVISIONS.............................................     8
    Section 4.1  Rights of Eligible Employees, Participants and
                 Beneficiaries............................................     8
    Section 4.2  Adjustments; Acceleration................................     8
    Section 4.3  Effect of Termination of Employment......................     9
    Section 4.4  Compliance with Laws.....................................     9
    Section 4.5  Tax Withholding..........................................     9
    Section 4.6  Plan Amendment, Termination and Suspension; Changes in
                 Awards...................................................     9
    Section 4.7  Privileges of Stock Ownership............................    10
    Section 4.8  Effective Date of Plan...................................    10
    Section 4.9  Term of the Plan.........................................    10
    Section 4.10  Governing Law/Construction/Severability.................    10
    Section 4.11  Captions................................................    11
    Section 4.12  Effect of Change of Subsidiary Status...................    11
    Section 4.13  Non-Exclusivity of Plan.................................    11

ARTICLE V.  DEFINITIONS...................................................    11
    Section 5.1  Definitions..............................................    11
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                          ACACIA RESEARCH CORPORATION
                             1996 STOCK OPTION PLAN
                          (AS AMENDED MARCH 30, 1998)

ARTICLE I.  THE PLAN

    SECTION 1.1  PURPOSE.

    The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards (a) to attract, motivate and retain key employees, including officers (whether or not directors), of the Company with rewards and incentives for high levels of individual performance and improved financial performance of the Company under the "Key Employee Program" in Article II, and (b) to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under the "Non-Employee Director Program" in Article III. "Corporation" means Acacia Research Corporation and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms if not defined elsewhere in the text of this Plan, are defined in Article V.

    SECTION 1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

        (a) COMMITTEE. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Any action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

        (b) PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee shall have the authority:

            (i) to determine from among those eligible persons the particular Eligible Employees who will receive any Awards;

            (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable, or determine that no delayed exercisability is required, and establish the events of termination of such Awards;

           (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

            (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Eligible Employee Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

            (v) to cancel, modify or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under
       Section 4.6;

            (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

           (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

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Notwithstanding the foregoing, the provisions of Article III relating to
Non-Employee Director Awards shall be non-discretionary, automatic and, to the maximum extent possible, self-effectuating. To the extent required, any interpretation or administration of this Plan in respect of Options granted under Article III will be the responsibility of the Board.

        (c) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

        (d) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under or with respect to this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

        (e) DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

    SECTION 1.3  PARTICIPATION.

    Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall not be eligible to receive any Awards except for Nonqualified Stock Options granted automatically without further action of the Committee under the provisions of Article III.

    SECTION 1.4  SHARES AVAILABLE FOR AWARDS.

    Subject to the provisions of Section 4.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.

        (a) NUMBER OF SHARES. The maximum aggregate number of shares of Common Stock that may be delivered pursuant to all Awards granted under this Plan (including under Articles II and III) shall not exceed 500,000 shares (the "Share Limit") and the maximum number of shares of Common Stock that may be delivered under the provisions of Article III shall not exceed 75,000 shares. The maximum number of shares of Common Stock that may be delivered pursuant to Options qualified as Incentive Stock Options granted under this Plan is 425,000. Each of the three foregoing numerical limits shall be subject to adjustments as contemplated by Section 4.2.

        (b) CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. No Option may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares of Common Stock issuable at any time pursuant to such Option, plus (ii) the number of shares of Common Stock that have previously been issued pursuant to Options granted under this Plan, other than reacquired shares available for reissue consistent with any applicable limitations, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Options that are outstanding on such date, does not exceed the Share Limit. Shares subject to outstanding Awards shall be reserved for issuance. If any Award shall expire or be cancelled or terminated without having been exercised in full, the unpurchased shares subject thereto shall again, except to the extent prohibited by law, be

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    available for the purposes of the Plan. In addition, any Common Stock which is used by an Eligible Employee Participant as full or partial payment to the Company for the purchase of Common Stock acquired upon exercise of an Option and any shares delivered by an Eligible Employee Participant or withheld by the Company in satisfaction of the tax withholding obligations of such Participant, shall be available for further awards to Eligible Employees under this Plan; PROVIDED, HOWEVER, that, to the extent required to maintain the Plan's status as a qualifying plan under Rule 16b-3, such shares shall be available for subsequent awards only to Eligible Employees who are not Section 16 Persons; PROVIDED FURTHER that (except as otherwise permitted by the Code) no such shares shall be available for future grants of incentive stock options under this Plan.

    SECTION 1.5  GRANT OF AWARDS.

    Subject to the express provisions of this Plan, the Committee shall grant and determine the terms and conditions of all Awards to Eligible Employees, the number of shares of Common Stock subject to each Award and the price to be paid for the shares subject to each Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

    SECTION 1.6  AWARD PERIOD.

    All Awards to Eligible Employees and all executory rights or obligations under the related Award Agreements shall expire on such date (if any) as shall be determined by the Committee, but not later than 10 years after the Award Date, and shall be subject to earlier termination as provided herein or in the Award Agreements. The Committee from time to time may authorize by amendment to or waiver of the Award Agreements or otherwise, as to any number of Awards or all Awards to Eligible Employees, any extension or acceleration of benefits thereunder.

    SECTION 1.7  EXERCISE AND VESTING OF AWARDS.

        (a) PROVISIONS FOR EXERCISE. Unless the Committee otherwise provides, no Eligible Employee's Award shall be exercisable until at least 6 months after the initial Award Date and, once exercisable, an Award shall remain exercisable until the expiration or earlier cancellation or termination of the Award.

        (b) PROCEDURE. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2(a) or 3.3, as the case may be, and Section 4.5.

        (c) FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests shall be disregarded, but may be accumulated. The Committee may, however, in the case of Eligible Employees determine in the Award Agreement or thereafter that cash, other securities, or other property will be paid or transferred in lieu of any factional share interests. No fewer than 100 shares may be required on exercise of an Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

    SECTION 1.8  NO TRANSFERABILITY.

    (a) LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

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    (b)  EXCEPTIONS.  The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes or a gratuitous or donative basis and without consideration (other than nominal consideration). Incentive Stock Options shall be subject to any and all additional transfer restrictions under the Code (notwithstanding Section 1.8(c)).

    (c) FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 1.8(a) shall not apply to:

            (i) transfers to the Corporation,

            (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

           (iii) transfers pursuant to a QDRO order,

            (iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

            (v) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

ARTICLE II.  KEY EMPLOYEE OPTIONS

    SECTION 2.1  GRANTS.

    One or more Options may be granted under this Article to any Eligible Employee. Each Option granted may be either an Option intended to be an Incentive Stock Option, or not so intended, as determined by the Committee, and such intent shall be indicated in the applicable Award Agreement.
Notwithstanding the preceding sentence, Options granted to Other Eligible Persons shall only be Nonqualified Stock Options.

    SECTION 2.2  OPTION PRICE.

        (a) PRICING LIMITS. The purchase price per share of the Common Stock covered by each Option granted under this Article shall be determined by the Committee at the time of the Award, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of an Eligible Employee Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant.

        (b) PAYMENT PROVISIONS. No shares shall be delivered pursuant to the exercise of an Option granted under this Article until payment of the full purchase price of such shares is received by the Corporation at its principal office located at 12 S. Raymond Avenue, Suite B, Pasadena, California 91105, or at such other place as the Committee may specify from time to time. Payment methods may include any of the following, pursuant to such conditions and rules or procedures as may be established by the Committee from time to time or as may be set forth in the Award Agreement:

            (i) In cash;

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            (ii) In shares of Common Stock already owned by the Participant;

           (iii) Partly in cash and partly in shares of Common Stock already owned by the Participant; or

            (iv) By delivery of a notice instructing the Corporation to deliver the shares being purchased to a broker, subject to the broker's delivery of cash to the Corporation equal to the purchase price; or

            (v) To the extent an applicable Award Agreement so provides, payment may be made in whole or in part by a promissory note executed by the recipient of an Award in favor of the Corporation, upon terms and conditions determined by the Committee, and secured by the Common Stock issuable upon exercise of the Options granted by such Award in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements).

Any shares used for payment pursuant to clause (ii) or (iii) above shall have been held by the Eligible Employee Participant for at least six months prior to such exercise date. Common Stock accepted as a payment shall be valued at the Fair Market Value of the Common Stock on the date of exercise.

        (c) RELOAD OPTIONS. The Committee may provide in an Award Agreement that, effective as of the date of exercise by a Participant of all or part of an Option (the "Base Option") by delivering shares of Common Stock already owned by the Participant to the extent permitted by subsection
    (b)(ii) or (iii) above, the Eligible Employee Participant shall be granted an additional Option (a "Reload Option") to purchase at the Fair Market Value on the date of such exercise and new grant, a number of shares of Common Stock equal to the number of whole shares (subject to reduction in the case of an outstanding Incentive Stock Option to the extent necessary to comply with the $100,000 limit set forth in Section 2.3(a)) used by the Participant to pay or toward the payment of the exercise price of the Base Option, provided the Participant at the time of such exercise is an Eligible Employee. The Reload Option may be exercised between the date six months after its grant and the original date of expiration of the Base Option or such later time as the Committee may permit. The Reload Option shall be evidenced in the Award Agreement for the Base Option or by any other writing containing such terms and conditions as the Committee shall approve, which conditions may provide that upon the exercise of any Reload Option, an additional Reload Option may be granted with respect to the number of whole shares used to exercise the prior outstanding Reload Option. In no event, however, shall the aggregate number of additional shares authorized by Reload Option(s) exceed 50% of the maximum number of shares initially deliverable (subject to adjustments pursuant to Section 4.2(a)) on exercise of the Base Option.

    SECTION 2.3  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

        (a) $100,000 LIMIT. To the extent that the aggregate "fair market value" (as defined below) of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

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        (b)  OPTION PERIOD.  Each Option and all rights thereunder shall expire no later than 10 years after the Award Date.

        (c) OTHER CODE LIMITS. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

    SECTION 2.4  LIMITS ON 10% HOLDERS.

    No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option on the date of grant and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

    SECTION 2.5  OPTION REPRICING/CANCELLATION AND REGRANT.

    Subject to Section 1.4 and Section 4.6 and the general limitations on Awards contained elsewhere in this Plan, the Committee from time to time may authorize, generally or in specific cases only, any adjustment in the exercise or purchase price, the number of shares subject to, or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.

    SECTION 2.6  LIMIT ON GRANTS TO ANY INDIVIDUAL.

    The maximum number of shares of Common Stock that are issuable under Options that during any calendar year are granted to any Eligible Employee Participant shall not exceed 100,000, subject to adjustments contemplated by Section 4.2.

ARTICLE III.  NON-EMPLOYEE DIRECTOR OPTIONS

    SECTION 3.1  PARTICIPATION.

    Awards under this Article III shall be made only to Non-Employee Directors.

    SECTION 3.2  ANNUAL OPTION GRANTS.

        (a) TIME OF INITIAL AWARD. Subject to approval by the shareholders of the Corporation, persons who are Non-Employee Directors at the time of the Plan's adoption on April 16, 1996, and persons who are elected or appointed to the Board after April 16, 1996, on the date of such election, shall each be granted without further action a Nonqualified Stock Option to purchase 10,000 shares of Common Stock.

        (b) SUBSEQUENT ANNUAL AWARDS. On the first business day in each calendar year following the approval of this Plan by the shareholders of the Corporation and during the term of this Plan, there shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option (the Award Date of which shall be such date) to each Non-Employee Director then in office to purchase 1,000 shares of Common Stock on each such date.

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    SECTION 3.3  OPTION PRICE.

    The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 3.2 hereof shall be 100 percent of the Fair Market Value of the Common Stock on the Award Date. The Award Date of Options granted under Section 3.2(a) shall, for purposes of determining the Option price, be April 16, 1996 with respect to Options granted to Non-Employee Directors as of that date, or the date such Option is granted upon election or appointment of the applicable director to the Board with respect to all other Options granted under Section 3.2(a). The purchase price of any shares purchased shall be paid in full at the time of each purchase either (i) in cash or by check of or on behalf of the Non-Employee Director, (ii) in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option or (iii) partly in such shares and partly in cash; provided that if payments are made pursuant to clauses (ii) and (iii) above any shares used for such payment shall have been held by the Non-Employee Director Participant for at least six months prior to such exercise date.

    SECTION 3.4  OPTION PERIOD.

    Each option granted under this Article III and all rights or obligations thereunder shall expire on the fifth anniversary of the Award Date and shall be subject to earlier termination as provided below.

    SECTION 3.5  EXERCISE OF OPTIONS.

    Each Option granted under this Article III shall become exercisable in full 12 months after the Award Date, except (i) such Options granted pursuant to
Section 3.2(a), which such Options shall vest at the rate of 2,500 shares of Common Stock per year on each of the first four anniversaries of the date of such grant, and (ii) as provided in Section 3.8.

    SECTION 3.6  TERMINATION OF DIRECTORSHIP.

    An Option granted pursuant to this Article shall, if exercisable on the date of a Non-Employee Director Participant's termination of service as a director, remain exercisable only for six months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. Any Option granted pursuant to Section 3.2 hereof held by such Non-Employee Director Participant which is not exercisable on the date of termination of service shall terminate.

    SECTION 3.7  ADJUSTMENTS.

    Options granted under this Article III shall be subject to adjustment as provided in Section 4.2, but only to the extent that such adjustment is consistent with adjustments to Options held by persons other than executive officers or directors of the Corporation (or, if there are none, consistent in respect of the underlying shares with the effect on stockholders generally).

    SECTION 3.8  ACCELERATION UPON A CHANGE IN CONTROL EVENT.

    Upon the occurrence of a Change in Control Event, each Option granted under
Section 3.2 hereof shall become immediately exercisable in full. To the extent that any Option granted under this Article III (a) is not exercised prior to (i) a dissolution of the Corporation or (ii) a merger or other corporate event in which the Corporation does not survive and (b) no provision is (or consistent with the provisions of Section 3.7 can be) made for the assumption, conversion, substitution or exchange of the Option, the Option shall terminate upon the occurrence of such event.

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ARTICLE IV.  OTHER PROVISIONS

    SECTION 4.1  RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES.

        (a) EMPLOYMENT STATUS. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

        (b) NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall it interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any other contractual right of such person without his or her consent thereto.

        (c) PLAN NOT FUNDED. This Plan is not subject to Title 1 of ERISA and is not funded. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person.

    SECTION 4.2  ADJUSTMENTS; ACCELERATION.

        (a) ADJUSTMENTS. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific maximum numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, and (c) the exercise price of any or all outstanding Awards, or (2) in the case of an extraordinary dividend or distribution, merger, reorganization, consolidation, combination, split up, exchange or spin off make provision for a cash payment or a substitution or exchange of the securities or property deliverable upon exercise to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the Code or any successor provision thereto.

        (b) ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. As to any Eligible Employee Participant, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event each Option shall become immediately exercisable. The Committee may override the limitations on acceleration in this Section 4.2(b) by express

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
    provision in the Award Agreement and may accord any Eligible Employee Participant a right to refuse such acceleration in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code. The authority and provisions of this Section 4.2 are not intended to limit the Committee's authority to provide for acceleration of exercisability of Awards in other circumstances. Further, the Committee may provide for the termination of any or all of an Eligible Employee Participant's Awards to the extent they are not exercised as of the date of any event or transaction in or pursuant to which the Corporation does not survive. In the case of a transaction intended to be accounted for as a pooling of interests transaction, the Committee will have no discretion with respect to the foregoing acceleration of Options.

    SECTION 4.3  EFFECT OF TERMINATION OF EMPLOYMENT.

    The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment or services on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

    SECTION 4.4  COMPLIANCE WITH LAWS.

    This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money or the use or application of shares under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

    SECTION 4.5  TAX WITHHOLDING.

    Upon any exercise, vesting, or payment of any Award or, if they require upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Beneficiary) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, any Eligible Employee Participant may elect, to the extent allowed by and pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) that number of shares valued at their then Fair Market Value to satisfy such withholding obligation.

    SECTION 4.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION; CHANGES IN AWARDS.

        (a) BOARD AUTHORIZATION. Except as provided in Section 3.9, the Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

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
        (b) SHAREHOLDER APPROVAL. To the extent required under Sections 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

        (c) AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Employees that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Eligible Employee Participant, his or her rights and benefits under an Award.

        (d) LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any then outstanding Award granted under this Plan. Changes contemplated by Section
    4.2 shall not be deemed to constitute changes or amendments for purposes of this Section 4.6.

    SECTION 4.7  PRIVILEGES OF STOCK OWNERSHIP.

    A Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her, other than benefits incident to the disposition of shares upon due exercise of an Option consistent with the terms of this Plan. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to the date of delivery of shares on exercise of an Award.

    SECTION 4.8  EFFECTIVE DATE OF PLAN.

    This Plan is effective as of April 16, 1996, the date of initial Board approval, subject to shareholder approval by December 31, 1996.

    SECTION 4.9  TERM OF THE PLAN.

    No Award shall be granted more than ten years after the initial effective date of the Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such termination date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

    SECTION 4.10  GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

        (a) CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Corporation.

        (b) SEVERABILITY. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

        (c) PLAN CONSTRUCTION. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16(b) of the Exchange Act satisfies the applicable requirements of Rule 16b-3 thereunder so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder and so that persons receiving Awards under Article III remain "disinterested" under these Rules. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be disregarded. It is the further intent of the Company that Options with an exercise price not less than Fair Market Value on the date of grant shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

    SECTION 4.11  CAPTIONS.

    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

    SECTION 4.12  EFFECT OF CHANGE OF SUBSIDIARY STATUS.

    If an entity ceases to be a Subsidiary, for purposes of this Plan and any Award hereunder, a termination of employment of each employee of such Subsidiary who does not continue as an employee of another entity within the Company shall be deemed to have occurred.

    SECTION 4.13  NON-EXCLUSIVITY OF PLAN.

    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

ARTICLE V.  DEFINITIONS.

    SECTION 5.1  DEFINITIONS.

        (a) "AWARD" shall mean an award of any Option authorized by and granted under this Plan.

        (b) "AWARD AGREEMENT" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

        (c) "AWARD DATE" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award, or in the case of Non-Employee Director Awards under Article III, the date of automatic grant under Article III.

        (d) "AWARD PERIOD" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

        (e) "BENEFICIARY" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

        (f)   "BOARD"  shall mean the Board of Directors of the Corporation.

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
        (g) A "CHANGE IN CONTROL EVENT" shall mean and shall be deemed to have occurred if and when: (i) within the meaning of Section 13(d) of the Exchange Act, any person or group becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power in the election of directors of the Corporation's then outstanding securities; (ii) individuals who were members of the Board of the Corporation immediately prior to a meeting of the shareholders of the Corporation involving a contest for the election of directors shall not constitute a majority of the Board following such election; (iii) the shareholders of the Corporation approve the dissolution or liquidation of the Corporation; (iv) the shareholders of the Corporation approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by shareholders of the Corporation immediately prior to such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, excluding from consideration as a former shareholder any shareholder who is, or as a result of the transaction in question becomes, an "affiliate", as that term is used the Exchange Act and the rules promulgated thereunder, of any party to such merger, consolidation or reorganization); or (v) the shareholders of the Corporation approve the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary.

        (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (i) "COMMITTEE" shall mean a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, (i) in respect of any decision at a time when the Participant affected by the decision may be subject to Section 162(m) of the Code, shall be an "outside" director within the meaning of Section 162(m) of the Code and (ii) in respect of any decision affecting a transaction at a time when the Participant involved in the transaction may be subject to Section 16 of the Exchange Act, shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.

        (j) "COMMON STOCK" shall mean the Common Stock, no par value, of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
    Section 4.2 of this Plan.

        (k) "COMPANY" shall mean, collectively, the Corporation and its Subsidiaries.

        (l) "CORPORATION" shall mean Acacia Research Corporation, a California corporation, and its successors.

        (m) "DISINTERESTED" shall mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3.

        (n) "ELIGIBLE EMPLOYEE" shall mean an officer, a key executive, or an administrative, managerial, production, marketing or sales employee of the Company, whether or not such person is a director, or an Other Eligible Person.

        (o) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (p) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (q) "FAIR MARKET VALUE" shall mean (i) if the Common Stock is listed and registered on a national securities exchange such as the New York Stock Exchange or the American Stock Exchange, the simple average of the highest and lowest quoted selling prices of the Common Stock on such exchange on the applicable date of determination, or, if no such sales were made on such date on such

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
    exchange, then by such method as of the last date prior thereto on which sales were made, or (ii) if the Common Stock is not listed and registered on any national securities exchange, the simple average of the bid and ask prices per share of Common Stock in the over-the-counter market at the end of the applicable date of determination, or, if for any reason no such quotations are available, then by such other method as the Committee, in its sole discretion, shall determine to be appropriate on such date of determination.

        (r) "INCENTIVE STOCK OPTION" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provision as are necessary to comply with that section.

        (s) "NONQUALIFIED STOCK OPTION" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code. Options granted under Article III shall be Nonqualified Stock Options.

        (t) "NON-EMPLOYEE DIRECTOR" shall mean a person who is, as of the applicable date of determination for an award under Article III, (i) a member of the Board of Directors of the Corporation and not an officer or employee of the Company or any affiliate, and (ii) eligible to serve on the Committee.

        (u) "OPTION" shall mean an option to purchase Common Stock under this Plan.

        (v) "OTHER ELIGIBLE PERSON" shall mean any other individual (including significant agents and consultants) who performs substantial services for the Company of a nature similar to those performed by key employees, selected to participate in this Plan by the Committee from time to time. A Non-employee providing bona fide services (other than as an eligible advisor or consultant) may also be selected as an Other Eligible Person if such agent's participation in the Plan would not adversely affect
    (1) the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under the Plan or (2) the Corporation's compliance with any other applicable laws.

        (w) "PARTICIPANT" shall mean a person who has been granted or has received an Award under this Plan.

        (x)   "PLAN"  shall mean this 1996 Stock Option Plan.

        (y) "QDRO" shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder or other decree accorded relief from transfer restrictions under Rule 16b-3.

        (z) "RULE 16b-3" shall mean Rule 16b-3 as promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

        (aa) "SECTION 16 PERSON" shall mean a person subject to Section 16(a) of the Exchange Act.

        (bb) "SUBSIDIARY" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

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